Exhibit 3.20
OPERATING AGREEMENT
Of
Broadlane Ventures, LLC
     This Operating Agreement (this “Agreement”) of Broadlane Ventures, LLC, a Delaware limited liability company (the “Company”) is adopted by The Broadlane Group, Inc., a Delaware corporation as sole member (the “Sole Member”) of the Company. This Agreement shall be considered the “Limited Liability Company Agreement” of the Company within the meaning of the Delaware Limited Liability Company Act (as amended from time to time, the “Act”). To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.
     For the purposes of forming a limited liability company pursuant to and in accordance with the Act, the Sole Member hereby agrees and states as follows:
     1. Definitions.
     “Act” has the meaning set forth in the Preamble.
     “Agreement” means this Operating Agreement of Broadlane Ventures, LLC.
     “Board” or “Board of Directors” has the meaning set forth in Section 7.1.
     “Chairman” has the meaning set forth in Section 7.6.
     “Company” has the meaning set forth in the Preamble.
     “Directors” has the meaning set forth in Section 7.1.
     “GCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
     “Indemnitees” has the meaning set forth in Section 28.
     “Liabilities” has the meaning set forth in Section 28.
     “Majority of the Board” means, at any time, a combination of any of the then Directors constituting a majority of the votes of all of the Directors who are then elected and qualified.
     “Member” means any person who is a party to (or is otherwise bound to) this Agreement and each Person who may be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the “members” (as that term is defined in the Act) of the Company.
Operating Agreement of Broadlane Ventures, LLC.

     “Officers” or “officers” has the meaning set forth in Section 8.1.
     “Other Business” has the meaning set forth in Section 9.
     “Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association, or group.
     “Sole Member” has the meaning set forth in the Preamble.
     2. Name. The name of the Company is Broadlane Ventures, LLC.
     3. Purpose and Powers. The purpose of the Company is (i) to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company shall have any and all powers which are necessary or desirable to carry out the purpose and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liabilities companies under the Act. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.
     4. Registered Office and Agent. The Company shall maintain a Delaware registered office and have The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, serve as the registered agent for the service of process as required by the Act. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Company shall promptly designate a registered agent or file a notice of change of address, as the case may be.
     5. Principal Office. The Company shall have a single principal office which shall at all times be located within the United States. The principal office shall be located at such place as shall be designated by the Board, which may thereafter be changed from time to time. The initial principal business and mailing address of the Company shall be 13727 Noel Rd., Suite 1400, Dallas, Texas 75240.
     6. Term. The Company commenced upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity until dissolved in accordance with the Act and this Agreement.
     7. Board of Directors.
     7.1 Establishment. There is hereby established a committee (the “Board” or the “Board of Directors”) comprised of natural persons (the “Directors”) having the authority and duties set forth in this Agreement. Any decisions to be made by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company. Each
Operating Agreement of Broadlane Ventures, LLC.

Director shall be a “manager” (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Delaware.
     7.2 Powers. The business and affairs of the Company shall be managed solely by or under the sole direction of the Board. All actions outside of the ordinary course of business of the Company to be taken by or on behalf of the Company shall require the approval of the Board.
     7.3 Number of Directors; Term of Office. The authorized number of Directors is, as of the date hereof, three. The Directors shall be elected by a majority in voting interest and shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal. The initial Directors shall be: Patrick Ryan, Ian Sacks and Travis Nelson, and each such person shall hold office as a Director until his respective successor is elected and qualified or until his earlier death, resignation or removal.
     7.3.1 The Sole Member may remove (with or without cause) any Director and fill the vacancy. Any vacancy caused by such removal of a Director and not filled by the Sole Member may be filled by a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.
     7.3.2 A Director may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason (including due to the authorization by the Board of a newly created directorship) and not filled by the Sole Member may be filled by a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.
     7.4 Meetings of the Board. The Board shall meet at such time and at such place (either within or outside of the State of Delaware) as the Board may designate. Special meetings of the Board shall be held on the call of the Chairman or any two Directors upon at least four days’ (if the meeting is to be held in person) or one day’s (if the meeting is to be held by telephone communications or video conference) oral or written notice to the Directors, or upon such shorter notice as may be approved by all Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.
Operating Agreement of Broadlane Ventures, LLC.

     7.4.1 Conduct of Meetings. Any meeting of the Directors may be held in person, telephonically or by video conference.
     7.4.2 Quorum. A majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy.
     7.4.3 Attendance and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
     7.4.4 Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent of Directors constituting a majority of the Board without a meeting. Any such action taken by the Board without a meeting shall be effective only if the consent or consents are in writing, set forth the action so taken and are signed by the majority of the Board.
     7.5 Compensation of the Directors. Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by the Board. In addition, a fixed sum and reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained in this Agreement shall be construed to preclude any Director (including the Chief Executive Officer) from serving the Company or any of its subsidiaries in any other capacity and receiving compensation for such service.
     7.6 Chairman of the Board. The Board may elect any one of the Directors to be the Chairman of the Board (the “Chairman”). The initial Chairman of the Company shall be Patrick Ryan. At any time, the Chairman, if any, can be removed from his or her position as Chairman of the Board. The Chairman, in his or her capacity as the Chairman of the Board, shall not have any of the rights or powers of an officer of the Company. The Chairman shall preside at all meetings of the Board and at all meetings of the Members at which he or she shall be present.
Operating Agreement of Broadlane Ventures, LLC.

     8. Officers.
     8.1 Appointment of Officers. The Board shall appoint individuals as officers (“officers”) of the Company, which may include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (such as a Chief Operating Officer, a Treasurer or any number of Vice Presidents) as the Board deems advisable. No officer need be a Member of a Director. An individual may be appointed to more than one office. Each officer of the Company shall be a ‘manager” (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement. The officers of the Company as of the date hereof are listed on the attached Schedule A.
     8.2 Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions ad they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. In addition, the officers shall have such other powers and duties as may be prescribed by the Board or this Agreement. The Chief Executive Officer and the President shall have the power and authority to delegate to any agents or employees of the Company, the rights and powers of officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as the Chief Executive Officer or the President may deem appropriate from time to time, in each case, unless the Board shall have previously restricted (specifically or generally) such powers.
     8.3 Authority of Officers. Subject to Section 8.2, any officer of the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Company.
     8.4 Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any officer, for any reason or for no reason, at any time. Any officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.
Operating Agreement of Broadlane Ventures, LLC.

     8.5 Compensation of Officers. The officers shall be entitled to receive such compensation from the Company as may be determined by the Board.
     8.6 Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board and any employment agreement or other agreement between the Chief Executive Officer and the Company, the Chief Executive Officer shall have general supervision over the day-to-day business, operations and affairs of the Company and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the GCL. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.
     8.7 President. Under the direction of and, at all times, subject to the authority of the Board and any employment agreement or other agreement between the President and the Company, the President, if any, shall perform such duties and exercise such power as are incident of the office of president of a corporation organized under the GCL. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.
     8.8 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gain, losses, capital and equity, and in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the GCL. The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer or the President.
     8.9 Secretary. The Secretary shall (a) keep the minutes of the meetings of the Members and the Board in one or more books provided for that purpose; (b) see that all notices to be given by the Company are duly given in accordance with the provisions of this Agreement and as required by law; (c) be custodian of the company records; (d) keep a register of the addresses of each Member which shall be furnished to the Secretary by such Member; (e) have general charge of the Members schedule; and (f) in general perform all duties incident to the office of the secretary of a corporation organized under the GCL. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer or the President.
     8.10 Other Officers. All other officers of the Company shall have such powers and perform such duties as may from time to time be prescribed by the Board or the Chief Executive Officer.
Operating Agreement of Broadlane Ventures, LLC.

     9. Fiduciary Duties. The fiduciary duties of any Director to the Company and its Members shall be those of a director to a corporation and its shareholders under applicable law and any agreement between such Director and the Company or any affiliate thereof, including under the GCL. Notwithstanding anything to the contrary herein, (a) the Members and Directors are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company, and in related businesses other than through the Company (an “Other Business”), and have and may develop a strategic relationship with businesses that are and may be competitive with the Company, (b) neither the Members nor Directors will be prohibited by virtue of their investments in the Company from pursuing and engaging in any such activities, (c) neither the Members nor Directors will be obligated to inform the Company or the other Members of any such opportunity, relationship or investment, (d) the involvement of the members or the Directors in any Other Business will not constitute a conflict of interest by such persons with respect to the Company, and (e) neither the Members nor the Directors shall have any duty or obligation to bring any “corporate opportunity” to the Company, regardless of whether such opportunity is, from its nature, in the line of the Company’s business, is of practical advantage to the Company or is one that the Company is financially able to undertake. The officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.
     10. Performance of Duties: Liability of Directors and Officers. In performing his or her duties, each of the Directors and the officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons: (a) one or more officers or employees of the Company or any of its subsidiaries; (b) any attorney, independent accountant, or other person employed or engaged by the Company; or (c) any other person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying person reasonably believes to be within such other person professional or expert competence. The preceding sentence shall in no way limit any person’s right to rely on information to the extent provided in Section 19-406 of the Act. No individual who is a Director or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an officer of the Company or any combination of the foregoing.
     11 Indemnification.
     11.1 Notwithstanding Section 9, no Director or officer of the Company shall be liable to the Company, any other Director, any other officer of the Company or to any Member for any loss suffered by the Company unless such loss is caused by such Director’s or such officer’s gross negligence, willful misconduct, intentional violation of law or material breach of this Agreement, or any other agreement between the Company
Operating Agreement of Broadlane Ventures, LLC.

and such Director or officer of the Company. To the fullest extent allowed by law, each Director and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorney’s fees and other expenses from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided that such Director’s or officer’s course of conduct was pursued in good faith and did not constitute gross negligence or willful misconduct on the part of such Director or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 11 are intended to provide indemnification of the Directors and the officers to the fullest extent permitted by the GCL regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Directors or officers may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 11. The rights granted pursuant to this Section 11 shall have the effect of limiting or denying any such proceeding (whether civil, criminal, administrative or arbitrative) arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 11 could involve indemnification for negligence or under theories of strict liability. Each Director’s and each officer’s right to indemnification pursuant to this Section 11 may be conditioned upon the delivery by such Director or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 11 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.
     11.2 The Company may indemnify and advance expenses to any person, as determined by the Board, by reason of the fact that such Person was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company or any or its subsidiaries as a manager, Director, officer, partner, venture, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a Person to the same extent that it shall indemnify and advance expenses to Directors and officers under this Section 11.
     12. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venture, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a Person to the same extent that it shall indemnify and advance expenses to Directors and officers under this Section 10.
Operating Agreement of Broadlane Ventures, LLC.

     13. Savings Clause. If Section 11 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director, officer or any other person indemnified pursuant to Section 11 as to costs, charges and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by any applicable portion of Section 11 that shall not have been invalidated and to the fullest extent permitted by applicable law.
     14. Members. The Company presently has one member. The name and the mailing address of the Sole Member is as follows:
     The Broadlane Group, Inc.
     13727 Noel Rd., Suite 1400
     Dallas, Texas 75240
     15. Member Action Without a Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Sole Member.
     16. Capital Contributions. The Sole Member has contributed $1.00 to the capital of the Company and has received 100% of the Company’s membership interests. At any time and from time to time, the Sole Member may make additional capital contributions to the capital of the Company. In no event shall the Sole Member be required to make additional contributions.
     17. Allocation of Profit and Losses. Except as may otherwise be required by applicable U. S. Treasury regulations (including U. S. Treasury regulations applicable to allocations attributable to Company indebtedness), all profits and losses and all related items of income, gain, loss, deduction, and credit of the Company shall be allocated, charged, or credited to the capital accounts of each of the Members in accordance with their membership interests.
     18. Distributions. The Members will receive distributions if, upon winding up of the Company, the assets or proceeds available exceed the amount required for the payment and discharge of all of the Company’s debts and liabilities. Other than as stated above, distributions to the Members shall be in the discretion of the Sole Member. The Sole Member may, in its discretion make distributions to a Member which may include a return of all or any part of the Member’s contribution. The Members have no right to demand or receive property other than cash from the Company in return for their capital contributions.
     19. No State-Law Partnership. The Company shall not be considered a partnership (including, without limitation, a limited partnership) or joint venture, and no Member shall be a partner or joint venture of any other Member for any purposes other than as the Sole Member may determine, and this Agreement shall not be construed to suggest otherwise.
     20. Title to Company Property. All assets and property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as
Operating Agreement of Broadlane Ventures, LLC.

an entity, and no Member, individually, shall have any ownership of such property. All of the Company’s assets and properties shall be recorded as the property of the Company on its books and records.
21.	Books and Records. The Sole Member shall maintain or cause the Company to maintain books and records as required by, and in accordance with, the Act, including specifically accounting books. Such books shall be kept at the principal office of the Company and shall be maintained in accordance with the terms of this Agreement. The fiscal year of the Company shall terminate on the last day of December in each year, and the Sole Member shall keep the accounting books of the Company on such basis.

22.	Bank Accounts. Funds of the Company shall be deposited in a Company account or accounts in the bank or banks as selected by the Company. Withdrawals from these bank accounts shall only be made by (a) the Sole Member or (b) such other parties as may be approved by the Sole Member.

23.	Amendments. Amendments to this Agreement may be made only with the consent of the Sole Member or, if at such time there shall be additional Members, all the Members.

24.	Assignment of Interest of a Member. A Member may assign in whole or part such Member’s membership interest in the Company only with the consent of the Sole Member.

25.	Withdrawal or Resignation. A Member may withdraw from the Company in accordance with the Act.

26.	Additional Members and Membership Interests. Additional persons may be admitted to the Company as members and membership interests may be created and issued to such persons on such terms and conditions as the Sole Member shall determine and as shall be reflected in an appropriate amendment to this Agreement that is approved by all the Members.

27.	Liability of Members.
     27.1 The Members shall not have any liability for the debts, liabilities, contracts or other obligations of the Company except to the extent of a Member’s share of the assets (including undistributed revenues) of the Company. The Sole Member shall not be required to make any loans to the Company. The Company shall indemnify and hold harmless the Sole Member in the event such Sole Member becomes liable, notwithstanding the preceding sentence, for any debt, liability, contract or other obligation of the Company.
     27.2 The Sole Member exercising management powers or responsibilities for or on behalf of the Company shall not have personal liability to the Company or its Members for damages for any breach of duty in such capacity, provided that nothing in this Section 27.2 shall eliminate or limit the liability of the Sole Member if a judgment or other final adjudication adverse to the Sole Member establishes that the Sole Member’s
Operating Agreement of Broadlane Ventures, LLC.

acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that the Sole Member personally gained through such act or omission a financial profit or other advantage to which the Sole Member was not legally entitled.
     28. Indemnification. To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each of the Members, and officers, employees and agents, if any, of the Company (collectively, the “Indemnitees”), against any losses, claims, damages or liabilities, including, without limitation, legal and other expenses incurred in investigating or defending against any such loss, claim, damages or liabilities, and any amounts expended in settlement of any claim (collectively, “Liabilities”), to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the Company or by reason of the fact that such Indemnitee is or as a Member, or officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts or omissions were committed in bad faith or involved intentional misconduct or a knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was not legally entitled. The provisions of this Section 28 shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, officer, employee, or agent of the Company. Any indemnity under this Section 28 or otherwise shall be paid out of and to the extent of the Company’s assets only. Unless the Sole Member otherwise determines, the Company shall pay the expenses incurred by an Indemnitee in connection with any proceeding in advance of the final disposition of such proceeding, upon receipt by the Company of an undertaking of such Indemnitee to repay such payment if there shall be a final adjudication or determination that such Indemnitee is not entitled to indemnification as provided herein.
     29. Dissolution. The Company shall dissolve, and its affairs shall be wound up (unless the Sole Member or, if at such time there shall be additional Members, all of the Members, agree to continue the business), upon the first to occur of the following:
     (a) The unanimous consent of all the Members to dissolve this Company; or
     (b) The assignment, sale, transfer, or other disposition, (including dispositions by operation of law) of all of the Company’s assets.
     30. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflict of laws of such State.
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Operating Agreement of Broadlane Ventures, LLC.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of July 22, 2010.

SOLE MEMBER THE BROADLANE GROUP, INC.
/s/ Laurie L. Jackson
Name:	Laurie L. Jackson
Title:	Chief Financial Officer

Operating Agreement of Broadlane Ventures, LLC.

SCHEDULE A
Officers of Broadlane Ventures, LLC.

Name	Title
Patrick Ryan	Chief Executive Officer
Tom Sherry	President
Laurie L. Jackson	Chief Financial Officer
Jonathan Napier	Secretary
Operating Agreement of Broadlane Ventures, LLC.

AMENDMENT NO. 1 TO THE OPERATING AGREEMENT OF
BROADLANE VENTURES, LLC
     This AMENDMENT NO. 1 to the OPERATING AGREEMENT (this “Amendment”) of Broadlane Ventures, LLC, a Delaware limited liability company (“Broadlane Ventures”), dated as of November 16, 2010, to that certain Operating Agreement of Broadlane Ventures, dated as of July 22, 2010 (the “Agreement”), is entered into and consented to by The Broadlane Group, Inc., as the sole member (“Sole Member”) of Broadlane Ventures. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Agreement.
     WHEREAS, Broadlane Holdings, LLC, a Delaware limited liability company (“Broadlane Holdings”), Broadlane Intermediate Holdings, Inc., a Delaware corporation (“Broadlane Intermediate”), and MedAssets, Inc., a Delaware corporation (“MedAssets”), have entered into that certain stock purchase agreement, dated as of September 14, 2010, pursuant to which, among other things, MedAssets agreed to purchase and acquire all of the issued and outstanding shares of capital stock of Broadlane Intermediate, the indirect parent of Broadlane Ventures, from Broadlane Holdings (the “Acquisition”); and
     WHEREAS, effective as of the closing of the Acquisition, the Sole Member desires to amend the Agreement pursuant to Section 23 thereof.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sole Member, intending to be legally bound, hereby agrees as follows:
          1. Amendments. The first paragraph of Section 7.3 of the Agreement is hereby amended and restated in its entirety as follows:
     “The authorized number of Directors is, as of the closing of the Acquisition, two. The Directors shall be elected by a majority in voting interest and shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal. The Directors shall be: John A. Bardis and Rand A. Ballard, and each such person shall hold office as a Director until his respective successor is elected and qualified or until his earlier death, resignation or removal.”
          2. Reaffirmation. In all respects not inconsistent with the terms and provisions of this Amendment, the Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed by the Sole Member. From and after the date hereof, each reference to the Agreement in any other instrument or document shall be deemed a reference to the Agreement as amended hereby, unless the context otherwise requires.
          3. Construction. This Amendment shall be governed by, construed and interpreted in accordance with the terms of the Agreement.

          4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflict of laws of such State.
          5. Signature. This Amendment may be signed by facsimile or portable document format (pdf) transmission, with the same effect as if such signature were an original.
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2

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of November 16, 2010.

SOLE MEMBER THE BROADLANE GROUP, INC.
By:	/s/ Laurie L. Jackson
	Name:	Laurie L. Jackson
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to the Operating Agreement of Broadlane Ventures, LLC]